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                                                                  [EXHIBIT 10.4]

                          TRANSITION SERVICES AGREEMENT

                  TRANSITION SERVICES AGREEMENT, dated __________, 1996 (the "AGREEMENT"), by and between FRESENIUS AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("FAG"), and FRESENIUS MEDICAL CARE AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("FMC").


                                 R E C I T A L S


                  WHEREAS, FAG, Fresenius USA, Inc., a Massachusetts corporation, and W. R. Grace & Co., a New York corporation ("GRACE"), have entered into an Agreement and Plan of Reorganization, dated as of February 4, 1996 (as amended, the "REORGANIZATION AGREEMENT"), pursuant to which FMC will acquire the FWD Business (as defined in the Reorganization Agreement) from FAG and the healthcare business of Grace; and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the consummation of the Reorganization (as such term is defined in the Reorganization Agreement);

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and the above recited consideration and other good and valuable consideration, the parties hereto agree as follows:

                  1. TRANSITION SERVICES. The Provider (as such term is hereinafter defined) shall provide, or shall cause its subsidiaries to provide, the Services to the Recipient (as such term is hereinafter defined) and its subsidiaries. In each case, the Provider will do so upon the written request from time to time of the Recipient and on the other terms and conditions hereinafter set forth. As used herein, the term "PROVIDER" shall mean the party required to provide the Services, the term "RECIPIENT" shall mean the party to receive the Services; and the term "SERVICES" shall mean, in the case of FAG as the Provider and FMC as the Recipient, services of the type set forth on Annex A and, in the case of FMC as the Provider and FAG as the Recipient, Services of the type set forth on Annex B.

                  2. TERM. Except as provided in the immediately following sentence, the term of this Agreement shall commence at the Effective Time (as such term is defined in the Reorganization Agreement) of the Reorganization and terminate as to each of the Services as set forth on Annex A or Annex B. The parties hereto may agree from time to time to extend the term with respect to any or all Services for an additional period or periods to be agreed upon, on the same terms (other than duration) and conditions as those prevailing during the initial period for the applicable Services as set forth on Annex A and B. Each of the parties hereto
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agree to use commercially reasonable efforts to assist the other to end its use of the Services as soon as reasonably possible.

                  3. SERVICE FEE. The Recipient shall pay to the Provider for each of the Services a fee determined in accordance with Annex A or Annex B hereto, as the case may be (a "FEE").

                  4. BILLING AND PAYMENT. (a) Each Fee, except for any portion thereof that is variable, shall be due and payable in advance on the first day of each month during the term of this Agreement. Any variable portion of a Fee shall be due and payable twenty (20) days after Recipient's receipt from Provider of an invoice therefor showing in reasonable detail the calculation thereof.

                  (b) All amounts not paid in full within ten (10) days after they are due shall bear interest at a rate equal to 1 1/2% per month.

                  5. OBLIGATIONS OF RECIPIENT. The Recipient shall (i) provide to the Provider all information necessary to the performance by the Provider of the Services hereunder, (ii) cooperate with the Provider in all reasonable respects in the performance by the Provider of the Services and (iii) respond promptly to the Provider's requests for consents of or other communication from the Recipient. If the Recipient does not respond to any request by the Provider for consent or direction, the Provider shall have no liability for any action taken or failed to be taken by it in good faith.

                  6. TAXES. The Recipient shall be responsible for all sales, use, VAT and other taxes, levies and charges (other than taxes based on net income or net profits of the Provider) imposed by applicable taxing authorities on the provision of Services to the Recipient hereunder. If the Provider is required to pay such taxes, levies or charges, the Recipient shall promptly reimburse the Provider therefor.

                  7. WARRANTIES. The Provider shall use all commercially reasonable efforts to provide Services hereunder that are of substantially the same type and quality, and at substantially the same relative levels of effort and response time, as those rendered between the FWD Business and the other FAG operations during the twelve month period immediately preceding the Effective Time. THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PROVISION OF SERVICES HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

                  8. LIMITATION OF LIABILITY. Neither the Provider nor any of its officers, directors, affiliates, employees or agents shall have any liability relating to or in connection with this Agreement or the provision of the Services other than for acts of gross negligence or willful misconduct, and, then, the liability of the Provider and its officers, directors, affiliates,


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employees and agents shall be limited to the amounts paid hereunder. IN NO EVENT
SHALL THE PROVIDER BE LIABLE TO THE RECIPIENT FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND.

                  9. VALIDITY OF DOCUMENTS. The parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

                  10. COOPERATION. Representatives of FMC and FAG shall consult with each other regularly and FMC and FAG shall cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the disruption therefrom to the business of both parties.

                  11. FORCE MAJEURE. If the Provider is prevented from performing any of its obligations hereunder due to unforeseeable and unavoidable causes beyond its reasonable control and without its fault or negligence, including but not limited to fire, explosion, floods, or any act or order of any governmental agency, such party shall not be liable to the other party for breach of or default under this Agreement, and the Recipient shall have no right to terminate this Agreement by virtue thereof, provided the Provider gives prompt notice of such cause to the other party and exercises due diligence to remove the cause as soon as reasonably practicable.

                  12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           a.       if to FAG:

                                    Fresenius AG
                                    Borkenberg 14
                                    61440 Oberursel
                                    Germany
                                    Attention: ________________
                                    Fax: 49-6171-60-____



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                           b.       If to FMC:

                                    Fresenius Medical Care AG
                                    Borkenberg 14
                                    61440 Oberursel
                                    Germany
                                    Attention:  _______________
                                    Fax:  49-6171-60-______

                  13. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts signed by one or more of the parties hereto, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  14. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding on and inure solely to the benefit of the parties hereto, their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by either party hereto, whether by operation of law or otherwise, without the written consent of the other party and any such attempt at assignment shall be void and unenforceable; provided however, that FMC and FAG shall each have the right to delegate to its subsidiaries its obligations to perform hereunder, and each subsidiary of FMC and FAG shall have the right to exercise the rights of its parent hereunder; provided further, however, that no such exercise or delegation shall relieve the parties from their obligations hereunder.

                  15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without giving effect to the conflict of laws rules thereof.

                  16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of the parties relating thereto.

                  17. MODIFICATION AND AMENDMENT. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of such termination, amendment, supplement, waiver or modification is sought. No failure on the part of either party to exercise, no delay in exercising, no partial exercise of, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof.

                  18. SEVERABILITY. Every section, paragraph, clause and sub-clause of this Agreement shall as far as possible be deemed to be severable from every other section, paragraph, clause and sub-clause. If for any reason any such section, paragraph, clause or sub-


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clause is held by a court of competent jurisdiction or a competent administrative body to be illegal, unlawful, void, voidable, invalid or unenforceable, then (i) such holding shall not (unless it expressly provides to the contrary) render illegal, unlawful, void, voidable, invalid or unenforceable any other such section, paragraph, clause or sub-clause, and (ii) the parties hereby agree to negotiate in good faith to replace the section, paragraph, clause or sub-clause that is the subject matter of the holding with a similar but permissible provision.

                  19. INDEPENDENT CONTRACTOR. With respect to all matters relating to this Agreement, the parties hereto shall be deemed to be independent contractors and shall bear their own expenses in connection with this Agreement. Neither party shall represent itself or its organization as having any relationship to the other party other than that of an independent contractor for the limited purposes described in this Agreement. Neither party shall have, and shall not hold itself out as having, the power to make contracts in the name of or binding on, nor shall it have the power to pledge credit or extend credit in the name of, the other party.

                  20. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties have signed this Agreement on the date first set forth above.


                                     FRESENIUS AG


                                     By
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                                        Name:
                                        Title:



                                     By
                                       -----------------------------------------
                                        Name:
                                        Title:



                                     FRESENIUS MEDICAL CARE AG


                                     By
                                       -----------------------------------------
                                        Name:
                                        Title:



                                     By
                                      ------------------------------------------
                                     Name:
                                     Title:





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